                                                                    Exhibit 99.4

                                                                October   , 1999

Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, MO 63131

Ladies and Gentlemen:

         The undersigned hereby consents to being nominated and acting as a director of Charter Communications, Inc. (the "Company") and to being named as a director or director nominee in the Company's Registration Statement on Form S-1 (file no. 333-83887).

                                    /s/ Marc Nathanson
                                    ---------------------------
                                    Name: Marc Nathanson